Exhibit 99.1 41 University Drive, Suite 202 Newtown, PA 18940 press@epam.com EPAM Welcomes Chandra McMahon to its Board of Directors Bringing extensive cybersecurity expertise and a diverse background working in software development, IT solutions and enterprise resiliency NEWTOWN, PA, USA, July 5, 2023 – EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced the selection of Chandra McMahon to its Board of Directors. With more than 30 years of experience in senior leadership managing large and complex security programs, Ms. McMahon adds outstanding management experience and support to EPAM's diverse group of board members. “We’re pleased to welcome Chandra to EPAM’s board of directors,” said Arkadiy Dobkin, CEO & President, EPAM. “As a frontrunner in a swiftly evolving digital arena, Chandra’s breadth of experience in cybersecurity, IT solutions and enterprise resiliency will important additions to help guide development and growth of our portfolio of complex cybersecurity and technology-led digital engineering solutions for our global customers.” Ms. McMahon is the Senior Vice President and Chief Information Security Officer at CVS Health, where she is responsible for the Company’s Information Security program. She also serves as a member of the Aspen Institute Cyber Strategy Group. Previously, Ms. McMahon served as Senior Vice President and Chief Information Security Officer for Verizon, and before that, she held numerous leadership roles at Lockheed Martin, including serving as Vice President and Chief Information Security Officer; as the Vice President of Commercial Markets, a commercial cyber business; and as the President of Lockheed Martin Corporate Properties Inc.

“As a result of current market uncertainties, EPAM has considerable opportunities to share its expertise with customers to stay competitive and rise above a shifting landscape,” said Ms. McMahon. “As a new board member, I’m thrilled to work with EPAM’s stellar management team to help contribute to the Company’s success.” Ms. McMahon holds a B.S. in Industrial Engineering and Operations Research from Virginia Tech and an M.E. in Engineering Science from Penn State University. She has the following certifications: Certified Information Security Manager (CISM), Certified Secure Software Lifecycle Professional (CSSLP), and Certified Cloud Security Professional (CCSP). To see the complete list of EPAM board members, visit: epam.com/about/who-we-are/leadership ### ABOUT EPAM SYSTEMS Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting, and design capabilities; and unique 'Engineering DNA,' EPAM's globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people's lives. In 2021, EPAM was added to the S&P 500 and included among the list of Forbes Global 2000 companies. Selected by Newsweek as a 2021, 2022 and 2023 Most Loved Workplace, EPAM's global multi-disciplinary teams serve customers in more than 50 countries across six continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked four times as the top IT services company on Fortune's 100 Fastest Growing Companies list. EPAM is also listed among Ad Age's top 25 World's Largest Agency Companies for three consecutive years, and Consulting Magazine named EPAM Continuum a top 20 Fastest Growing Firm. Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn. Forward-Looking Statements This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets and the broader economy, and the effect that these events may have on our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.